Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-3 No. 333-278280) of Acumen Pharmaceuticals, Inc.,
(2)Registration Statement (Form S-8 No. 333-278267) pertaining to the Acumen Pharmaceuticals, Inc. 2021 Equity Incentive Plan and the Acumen Pharmaceuticals, Inc. 2021 Employee Stock Purchase Plan,
(3)Registration Statement (Form S-8 No. 333-270902) pertaining to the Acumen Pharmaceuticals, Inc. 2021 Equity Incentive Plan and the Acumen Pharmaceuticals, Inc. 2021 Employee Stock Purchase Plan,
(4)Registration Statement (Form S-3 No. 333-266004) of Acumen Pharmaceuticals, Inc.,
(5)Registration Statement (Form S-8 No. 333-263947) pertaining to the Acumen Pharmaceuticals, Inc. 2021 Equity Incentive Plan and the Acumen Pharmaceuticals, Inc. 2021 Employee Stock Purchase Plan, and
(6)Registration Statement (Form S-8 No. 333-257666) pertaining to the Acumen Pharmaceuticals, Inc. 2013 Amended and Restated Stock Performance Plan, the Acumen Pharmaceuticals, Inc. 2021 Equity Incentive Plan, and the Acumen Pharmaceuticals, Inc. 2021 Employee Stock Purchase Plan;

of our report dated March 27, 2025, with respect to the financial statements of Acumen Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Acumen Pharmaceuticals, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 27, 2025